Exhibit 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Emerson Radio Corp., (the "Company") on Form 10-K for the period ended March 31, 2006, filed with the Securities and Exchange Commission (the "Report"), Adrian Ma, Chief Executive Officer, and John
D. Florian, Deputy Chief Financial Officer and Controller, of the Company each hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

Dated: July 17, 2006


                                        By: /s/ Adrian Ma
                                            ------------------------------------
                                        Adrian Ma
                                        Chairman and Chief Executive Officer


                                        By: /s/ John D. Florian
                                            ------------------------------------
                                        John D. Florian
                                        Deputy Chief Financial Officer and
                                        Controller

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Form 10-K or as a separate disclosure document.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Emerson Radio Corp. and will be retained by Emerson Radio Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

                      EMERSON RADIO CORP. AND SUBSIDIARIES
                                   SCHEDULE II


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

                 VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
                                 (IN THOUSANDS)

            COLUMN A                COLUMN B     COLUMN C     COLUMN D     COLUMN E
--------------------------------   ----------   ----------   ----------   ---------
                                   BALANCE AT   CHARGED TO                 BALANCE
                                    BEGINNING    COSTS AND                AT END OF
          DESCRIPTION               OF YEAR      EXPENSES    DEDUCTIONS    YEAR (B)
--------------------------------   ----------   ----------   ----------   ---------
ALLOWANCE FOR DOUBTFUL ACCOUNTS:
   Year ended:
      March 31, 2006                 $  179       $   591     $    43(A)    $  727
      March 31, 2005                    328            --         149(A)       179
      March 31, 2004                    525           230         427(A)       328

ALLOWANCE FOR CHARGEBACKS:
   Year ended:
      March 31, 2006                 $  330       $    76     $    --       $  406
      March 31, 2005                    326             4          --          330
      March 31, 2004                    402           (76)         --          326

SALES RETURN RESERVES:
   Year ended:
      March 31, 2006                 $5,190       $16,953     $16,926       $5,217
      March 31, 2005                  4,893        16,591      16,294        5,190
      March 31, 2004                  5,993        14,550      15,650        4,893

(A)  Accounts written off, net of recoveries.

(B) Sales return reserves amounts include related accrued sales returns of $1,583,000, $1,919,000 and $2,384,000, for fiscal 2006, 2005 and 2004, respectively, which are not presented as part of the accounts receivable disclosed as "allowances" on the Consolidated Balance Sheets.


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